UNITED STATES
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Washington, D.C. 20549

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ORBCOMM INC.

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John C. Levinson

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Unlocking Value from a Uniquely Positioned But Under-Managed Asset
Committee to Realize Value for ORBCOMM

Agenda

I.	Executive Summary

II.	Chairman and CEO Have Presided Over Underperformance

III.	Our Board Nominees and Our Action Plan

Unlocking Value from a Uniquely Positioned But Under-Managed Asset	1

I.	Executive Summary

Unlocking Value from a Uniquely Positioned But Under-Managed Asset	2

We Are Long-term ORBCOMM Shareholders Disappointed with Management’s Consistent Underperformance …

•	We have been consistently disappointed with the operational, financial and stock price underperformance of the Company under the management team led by Jerome and Marc Eisenberg
•	Long-term shareholders, not short-term traders looking for quick profit
•	Shareholder value has been destroyed, with stock price down 88% to $1.27 (1)
•	Tired of watching the Company fail to deliver on substantial growth opportunities

•	We believe ORBCOMM has a unique and valuable collection of communications assets that positions it to be the leading service provider in rapidly growing M2M markets
•	32 satellites in orbit, only global commercial wireless messaging system optimized for narrowband communications
•	~12% market share in highly fragmented target markets with projected 70% CAGR over the next six years (2)

•	Jerome and Marc Eisenberg have presided over what we believe has been a flawed business strategy compounded by ineffective management, jeopardizing the Company’s growth prospects
•	Pursued flawed strategy of positioning Company as a pure wholesaler of satellite transport services
•	Passive management with limited market engagement capabilities, lacking applications & end-user customer focus
•	Has resulted in consistently disappointing subscriber and ARPU growth, key metrics to growing revenue and profit
•	Stated willingness to delay satellite replenishment schedule to conserve cash, jeopardizing growth

•	The current Board of Directors has presided over this period of underperformance
•	Directors Jerome Eisenberg and Marco Fuchs, who stand for re-election this year, have been directors of ORBCOMM since 2004, and directors of its predecessor company since 2001
•	Father and son relationship between Chairman and CEO creates manifestly inappropriate and unacceptable conflict of interest for both Messrs. Eisenberg, and concentrates overwhelming influence within one immediate family

(1)	% decline from IPO price of $11/share to $1.27 following 2008 earnings release on 3/16/2009
(2)	Market share and CAGR estimates per Harbor Research and Company presentation, based on connected devices
Unlocking Value from a Uniquely Positioned But Under-Managed Asset	3

… And We are Seeking Change that will Benefit All Shareholders

•	We believe that the Board’s credibility must be restored through the election of two new independent Directors (one of whom we believe should immediately become the Company’s CEO) who will be committed to holding management accountable for the Company’s future performance

•	We are asking shareholders to vote in favor of:
•	Our two director nominees, Steven Chrust and Michael Miron, to replace the two directors up for re-election
•	De-staggering of the Board such that all directors stand for re-election at each year’s annual meeting

•	We believe that the Board will benefit from our nominees’ entrepreneurial approach, fresh perspectives, operational experience and commitment to remedy the Company’s failed strategies and stagnating financial performance and to deliver results and increase value for all shareholders

•	If elected, our nominees will work with management and the other Board members to represent all shareholders, and will seek to address ORBCOMM’s underperformance by enhancing the senior management team, implementing a strategic re-direction and improving operational execution

•	We are seeking to strengthen the shareholder value orientation of the Board of ORBCOMM
•	Two of eight directorships to establish strong shareholder representation on the Board that will foster an open-minded, deliberative process, free of intra-family influences
•	Help the Company execute a new business plan that capitalizes on substantial growth opportunities and generates strong returns for the benefit of all shareholders

Unlocking Value from a Uniquely Positioned But Under-Managed Asset	4

If Elected, Our Nominees Will Urge the Following Agenda

•	Appoint Michael Miron to the position of Chief Executive Officer
•	Mandate to execute aggressive growth plan that fully realizes the opportunities enabled by Company’s assets
•	Draw on experience creating, developing and transforming businesses enabled or leveraged by information technologies
•	Evaluating operations and developing recommendations for improving performance and creating shareholder value

•	Implement a strategic re-direction by aggressively focusing on market engagement and by fostering the development and deployment of applications to drive subscriber and ARPU growth
•	Aggressive go-to-market strategy focused on end user applications critical to re-vitalizing subscriber growth
•	Substantial opportunities to introduce higher value-added functionality to drive ARPU increases over time

•	Objectively evaluate management’s performance and augment the management team in vital areas, including the addition of senior “market engagement” officers
•	VP of Marketing and Sales, VP of Customer Engineering
•	Objectives and highly qualified candidates identified

•	Seek a capital raise of at least $25 million to provide greater certainty that there is adequate cash for financing the full deployment of the next generation of satellites in a timely manner
•	We question Company’s ability to finance in timely fashion from existing cash and operating cash flow
•	Management willing to defer launch schedule to conserve cash, jeopardizing future growth
•	Various potential financing partners have expressed strong interest in Company with enhanced management
•	Confident in ability to raise financing, and existing shareholders would have ability to participate

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Greater Shareholder Value Focus on the Board of ORBCOMM

Seek to establish strong shareholder representation and foster an open-minded, deliberative process, free of intra-family influences.

The two directors standing for re-election have the longest tenure on the Board
Class III	Marco Fuchs, Age 46 Director Since February 2004	Class I	Gary H. Ritondaro, Age 62 Director Since November 2006
Term Expires 2009	• •	Member of the board of directors
of ORBCOMM LLC since 2001 and of
ORBCOMM Holdings LLC from 2001 to
February 2004
Currently the Chief Executive Officer and
Chairman of the Managing Board of OHB
	Technology A.G. (technology and space)	Term Expires 2010

Class III	Jerome B. Eisenberg, Age 69 Non-Executive Chairman, Director Since February 2004		Class II	Marc J. Eisenberg, Age 42 Director Since March 2008
Term Expires 2009	• •	Non-executive Chairman of the Board since March 31, 2008 Chairman and Chief Executive Officer from January 2006 to March 2008	Term Expires 2011	• •	Chief Executive Officer since March 31, 2008 Mr. Eisenberg is the son of Jerome B. Eisenberg

Class I	Didier Delepine, Age 61 Director Since May 2007	Class II	Timothy Kelleher, Age 46 Director Since March 2008
Term Expires 2010		Term Expires 2011

Class I	Hans E. W. Hoffmann, Age 75 Director Since November 2006	Class II	John Major, Age 63 Director Since April 2007
Term Expires 2010		Term Expires 2011

Source: Company 2009 Proxy

Unlocking Value from a Uniquely Positioned But Under-Managed Asset	6

II.	Chairman and CEO Have Presided Over Underperformance

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Jerome and Marc Eisenberg Have Presided Over Substantial Shareholder Value Destruction

ORBCOMM shares down 88% since the IPO, 89% since the follow-on offering, and 77% since Marc Eisenberg was appointed CEO, significantly underperforming benchmarks and peers.

	ORBC		Share Performance through March 16, 2009			ORBC Excess Return

Date	Share Price	Major Company Event	ORBC	IXTC	Russell 2000	vs. IXTC	vs. Russell 2000

11/3/2006	$11.00	Initial Public Offering (pricing)	-88%	-35%	-48%	-54%	-40%
5/24/2007	$11.62	Follow on Offering	-89%	-43%	-53%	-46%	-36%
2/22/2008	$5.61	Marc Eisenberg Announced as CEO	-77%	-40%	-44%	-37%	-33%
3/31/2008	$4.96	Marc Eisenberg Effective as CEO	-74%	-39%	-44%	-36%	-31%
3/16/2009	$1.27	Full Year 2008 Earnings Released

Source: CapitalIQ

Unlocking Value from a Uniquely Positioned But Under-Managed Asset	8

ORBCOMM Possesses a Unique and Valuable Collection of Communications Assets

ORBCOMM operates a low-cost global satellite network optimized for narrowband M2M communications: telematics, position reporting, remote monitoring, systems control, emergency messaging, etc. ORBCOMM’s assets are well-suited to certain M2M markets:

(1)   Includes 5 launched in 2008
Source: Company filings

Unlocking Value from a Uniquely Positioned But Under-Managed Asset	9

ORBCOMM Has an Attractive and Scalable Business Model

As the low-cost global coverage M2M provider with a single worldwide technology platform, ORBCOMM has an attractive recurring revenue business model.

•	Recurring service revenue model currently generating monthly ARPU of $5.00 – $5.50 with significant potential to increase
•	Recurring, long-lived subscription service fees
•	Airtime fees

•	One-time low-cost equipment sale with no subsidy

•	Very low churn (<1%) – service becomes embedded in customer operations

•	Low cost network (capital and operations):
•	$9 million per satellite including launch
•	$4-5 million per gateway
•	Network replenishment underway (~$250 million vs. $1 billion+ for other LEO satellite providers)

•	Potential for very high returns at scale

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ORBCOMM Target Markets Have Substantial Opportunity for Growth

ORBCOMM target markets are projected to grow at a 70% CAGR, from about 4 million connected devices to more than 100 million devices over the next six years. We estimate ORBCOMM currently has about a 12% share in these markets.

•	Core target vertical markets expected to grow to 421 million addressable units by 2014E

•	Connected device penetration expected to increase from 5% in 2008E to 24% in 2014E

•	Connected units growth projected at 70% CAGR to 102 million units by 2014E

Source: Harbor Research, Inc. and Company presentation

Unlocking Value from a Uniquely Positioned But Under-Managed Asset	11

Yet, Management’s Flawed Strategies and Ineffective Execution Have Resulted in Consistently Weak Subscriber, ARPU and Revenue Growth

ORBCOMM management has delivered slowing subscriber growth far below the opportunities available and declining ARPU, leading to disappointing revenue growth.

	Quarterly Results Since Initial Public Offering									Annual Results

	Q4'06	Q1'07	Q2'07	Q3'07	Q4'07	Q1'08	Q2'08	Q3'08	Q4'08	2006	2007	2008	Observations

Subscriber Communicators (000s)
Net Additions	26	25	28	40	33	29	40	22	18	112	126	109	'08 declining net adds
End of Period Subscribers	225	250	278	318	351	380	420	442	460	225	351	460
% Sequential Growth	13.0%	11.1%	11.2%	14.4%	10.4%	8.3%	10.5%	5.3%	4.0%	99.1%	56.0%	31.0%	Compare 70% industry CAGR

Revenues ($ millions)	$6.3	$6.0	$6.6	$6.9	$8.7	$5.9	$7.7	$8.0	$8.5	$24.5	$28.2	$30.1
% Sequential Growth		-5.8%	11.2%	4.3%	25.2%	-32.1%	31.4%	3.2%	6.9%	57.9%	14.8%	6.9%	'08 yoy growth only 6.9%
% Quarter over Prior Year Growth						-1.4%	16.6%	15.3%	-1.5%

Service revenues ($ millions)	$3.4	$4.0	$4.2	$4.6	$5.0	$4.9	$5.8	$6.3	$6.9	$11.6	$17.7	$23.8
% Sequential Growth		16.3%	6.8%	7.9%	9.8%	-2.9%	18.6%	10.1%	8.3%	48.1%	53.2%	34.4%	Rapidly decelerating into '08
% Quarter over Prior Year Growth						22.9%	36.5%	39.2%	37.3%

ARPU (1)	$5.34	$5.54	$5.32	$5.09	$4.98	$4.43	$4.80	$4.90	$5.07	$5.70	$5.21	$4.82	Declining ARPU
% Sequential Growth		4%	-4%	-4%	-2%	-11%	8%	2%	3%		-9%	-8%

Adjusted EBITDA ($ millions) (2)	($1.0)	($1.7)	($0.9)	($0.5)	$1.3	$0.2	$0.6	$0.6	$0.2	($7.2)	($1.8)	$1.6	Stagnant '08 quarterly EBITDA

(1) Implied derived from Revenues and average Subscriber Communicators.
(2) Adjusted EBITDA as defined by the Company in its public filings.

•	Flawed pure wholesale market engagement strategy leaving channel partners to develop and deploy applications

•	2008 net subscriber additions of only 109k vs. May ‘08 guidance of 170-190k

•	No guidance planned for 2009, indicating lack of confidence in the business

•	Minimal positive Adjusted EBITDA, we believe due to underinvestment in business

•	Given highly scalable model, Adjusted EBITDA could be much higher with greater emphasis on revenue growth

Source: Data in table from Company filings

Unlocking Value from a Uniquely Positioned But Under-Managed Asset	12

Accordingly, Views Regarding ORBCOMM’s Growth Outlook Have Been Greatly Reduced, and the Stock Price Has Suffered

Following consistently disappointing results, Wall Street research analysts have revised their growth and profitability estimates down substantially.

•  Subscribers estimates for 2010E now less than for 2008E
    in July 2007.2010E down 72%
•  Revenue estimates for 2010E now less than for 2008E
    in July 2007. 2010E down 77%
•  Expenses / investment in the business have been curtailed to enhance quarterly EBITDA
•  Operations continue at sub-scale with essentially no cash
flow from operations	Stock price = $1.27, 88% below IPO

Note: Stock price as of 3/16/2009 following 2008 full year earnings release
Source: Based on CIBC/Oppenheimer, Cowen and Raymond James equity analyst research reports.

Unlocking Value from a Uniquely Positioned But Under-Managed Asset	13

Flawed Business Strategy and Ineffective Management at Fault

Despite the Company’s well-positioned assets and attractive market opportunity, ORBCOMM has underperformed against its vast potential and growth expectations, primarily due to the lack of aggressive market engagement capability / plans.

•	Limited end-user and applications customer development focus
•	Exclusive marketing through domestic and international Value Added Remarketers (VARs) and OEMs
•	Limited presence at industry events and functions
•	Limited customer announcements

•	No visible technology platform programs to leverage customer engagement
•	Leaves applications development to channel partners or customers
•	No ability to drive solutions through key markets

•	Vacant VP Marketing & Sales leadership
•	Position held by Marc Eisenberg prior to his appointment as CEO in March 2008

•	Misguided pride in “no customer acquisition costs”
•	Limited sales and marketing efforts
•	Mistakenly assumes customers will actively seek out Company’s “pure transport offering”

•	Flawed organizational management
•	Minimal sales and marketing personnel
•	Limited organizational growth since IPO, indicating underinvestment in capability building

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Lack of Customer Engagement

ORBCOMM’s lack of customer engagement is evidenced by the limited number of customer announcements by the Company over the last three years …

Source: ORBCOMM web site through 12/31/08

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Lack of Applications Focus

… and its lack of applications focus is illustrated by the continuing web site placeholder on customer examples, which is unique among telecommunications service companies.

Source: ORBCOMM web site 3/25/2009

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Results in Reduced Growth Prospects

The lack of market engagement capabilities and flawed pure wholesale strategy virtually guarantees reduced growth prospects, resulting in management’s actions to raise cash conservation to primary focus.

•	Subscriber and service revenue growth at low-end of or below reduced guidance and expectations

•	Expenses curtailed to produce required quarterly Adjusted EBITDA

•	Reiteration of determination to avoid raising capital

•	Second generation launches deferred – now into 2011 potentially

•	Continued operations at sub-scale

•	Continued weak stock price with market cap below book cash

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Marc Eisenberg Does Not Have the Requisite Background and Expertise to Lead and Execute an Aggressive Growth Plan

Steven Chrust has over the years repeatedly suggested to Jerome Eisenberg that the Company recruit skilled and experienced professional management to oversee and direct its growth into a larger-scale enterprise, a typical strategy for young growing companies. Mr. Eisenberg, however, ignored this advice and instead the Board appointed his son Marc as the Company’s CEO.

•	Marc Eisenberg’s experience prior to joining ORBCOMM while it was under his father’s leadership
•	From 1999 to 2001, Senior Vice President of Cablevision Electronics Investments, where among his duties he was responsible for selling Cablevision services such as video and internet subscriptions through its retail channel
•	From 1984 to 1999, various positions, most recently as Senior Vice President of Sales and Operations with consumer electronics company The Wiz, where he oversaw sales and operations
•	Cablevision acquired substantially all of the assets of The Wiz in February 1998, in bankruptcy
•	The Wiz had filed for bankruptcy protection on December 16, 1997
•	Cablevision’s Retail Electronics segment (The Wiz) reported operating losses of $24 million and $87 million, respectively, in the years ended December 1998 and 1999
•	Prior to joining ORBCOMM, limited relevant, material experience or expertise in corporate management or in information and telecommunications technologies

•	Father and son relationship between Chairman and CEO creates manifestly inappropriate and unacceptable conflict of interest
•	Concentrates overwhelming influence within one immediate family
•	2 of 8 directorships disproportionate influence over Company given share ownership interest

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Summary: An Opportunity to Realize Substantial Growth Potential

ORBCOMM requires an adjustment to its strategy and a change in management to realize the substantial growth potential enabled by its satellite network.

•	Attractive markets with long-term substantial growth drivers
•	Global infrastructure, counter terrorism, homeland security, emergency response, environmental concerns, hazardous material tracking drive growth in global M2M needs
•	ORBCOMM competitive advantage in chosen markets

•	Strategy adjustments needed
•	End-user customer engagement (direct & indirect)
•	Focus on applications enablement and development
•	Enable technology platform access

•	Enhance underperforming management
•	Build go-to-market capability and accelerate pace
•	Change operational tempo and style
•	Enhance underperforming, inexperienced management team

•	Inject at least $25 million of additional capital
•	Address investor concerns on adequacy of network replenishment financing
•	Accelerate the introduction of new services (e.g., AIS)

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III.	Our Board Nominees and Our Action Plan

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Our Two Director Nominees Have Extensive Relevant Experience

Extensive experience creating, developing, transforming and managing businesses enabled or leveraged by information technologies. A general manager, business founder, strategist, business developer and investor in a variety of large and small businesses, with track record of identifying and creating value in both new and existing businesses.
  •  Founder of MM & Company, an independent consultant/advisor to innovative technology based businesses
  •  From 2000-2005, Chairman and Chief Executive of ContentGuard, a digital rights management company he created and spun out of Xerox Corporation, realizing $200+ million from a technology that would have been abandoned
  •  From 1998 to 2000, Senior Vice President of Xerox, and in 1999 formed and became President of the Internet Business Group to create businesses and extract value from Xerox innovations
  •  From 1996 to 1998, Vice President, Corporate Strategy & Development
      at AirTouch Communications, a wireless telecommunications company, now part of Vodafone, where he directed the creation of joint ventures to establish wireless operations in the U.S. and internationally, with IRRs of 50%-100%+ on $ hundreds of millions of investment each
  •  Prior to AirTouch, Managing Director at Salomon Brothers where he worked with the CEO to determine the overall strategic direction, including the use of technology to transform key business activities, e.g. initiating the creation of Yield Book networked fixed income analytics and portfolio management system, now a large business within Citigroup
  •  He has held management positions at IBM and also been a consultant at
      McKinsey & Company
  •  Began his career as a design engineer, designing computer based missile guidance systems for Ford Aerospace and Communications Corp

Long history in the telecommunications industry with experience ranging from analytical to operational to capital markets. Direct experience with ORBCOMM as an early investor, longtime shareholder and paid advisor during the past 5 years. Has a broad network of valuable and highly relevant relationships that would bring value to the Company.
  •  Has been on the Boards of Directors of a number of private and public companies, and currently on the Boards of eTelemetry, Inc., Iris
      Wireless and Juniper Content Corporation
  •  Founder and a Senior Principal, Member of Centripetal Capital Partners, LLC,
      a private equity investment firm
  •  Founder and President of SGC Advisory Services, Inc., a financial services company
  •  Co-founded WinStar Communications and served as its Vice Chairman from 1993 until the end of 1998, during which time the enterprise value grew from under $100 million to over $6 billion and subsequently to over $11 billion
  •  From 1970 to 1985, at Sanford C. Bernstein & Co., a financial institution and investment management firm that is currently known as Alliance Bernstein, an AXA Company. He became a partner in 1976 and served as its Director of Technology Research and was the top ranked Telecommunications analyst for most of the decade between 1975-1985
  •  Served as Chairman of ALTS, the industry association of local telecom carriers;
      a featured lecturer at the Harvard Business School; a member of the
      Association for Investment Management and Research and the New York
Society of Security Analysts

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If Elected, Our Nominees Will Urge the Following Agenda

•	Appoint Michael Miron to the position of Chief Executive Officer
•	Mandate to execute aggressive growth plan that fully realizes the opportunities enabled by Company’s assets
•	Draw on experience creating, developing and transforming businesses enabled or leveraged by information technologies
•	Evaluating operations and developing recommendations for improving performance and creating shareholder value

•	Implement a strategic re-direction by aggressively focusing on market engagement and by fostering the development and deployment of applications to drive subscriber and ARPU growth
•	Aggressive go-to-market strategy focused on end user applications critical to re-vitalizing subscriber growth
•	Substantial opportunities to introduce higher value-added functionality to drive ARPU increases over time

•	Objectively evaluate management’s performance and augment the management team in vital areas, including the addition of senior “market engagement” officers. Objectives and highly qualified candidates identified
•	VP of Marketing and Sales
•	Re-orient marketing & sales efforts to include applications / end-user orientation
•	Adjust personnel & accelerate market engagement to drive subscriber growth and expand usage
•	VP of Customer Engineering
•	Work with third parties to deploy applications and hardware that expand the market and drive usage
•	Identify and develop applications, an SDK, a set of APIs, hardware interfaces to facilitate solutions development and deployment

•	Seek a capital raise of at least $25 million to provide greater certainty that there is adequate cash for financing the full deployment of the next generation of satellites in a timely manner
•	We question Company’s ability to finance in timely fashion from existing cash and operating cash flow
•	Management willing to defer launch schedule to conserve cash, jeopardizing future growth
•	Various potential financing partners have expressed strong interest in Company with enhanced management
•	Confident in ability to raise financing, and existing shareholders would have ability to participate

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Revised Business Plan – More Aggressive Market Engagement

Opportunity to change management, shift the business strategy to a greater applications/customer focus, pursue a more aggressive go-to-market plan to exploit the network assets and drive subscriber and ARPU growth.

Revised Business Plan
•	Stepped up market engagement, with new capabilities/skills for
•	Direct engagement of end-users / 3rd parties through applications / platform development
•	Facilitation of applications and solutions deployment through focused vertical market programs
•	Selected marketing direct to end-users
•	More aggressive and visible industry marketing
•	Active VAR and OEM management and partnering
•	Selected VAR acquisitions
•	Increased operational tempo and style

Benefits
•	Gain more direct customer control and awareness
•	Faster development of new end-user applications that are core to a customer’s business, creating greater customer value add
•	Increase growth of subscribers and ARPUs
•	Expand revenue opportunity and share of customer dollar
•	Deeper penetration within customer base and customer stickiness
•	Reach operational scale faster by exploiting network assets

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The Need for Applications / Solutions Focus

A key factor for success for new providers of disruptive technology platforms is to work with channel and technology partners as well as end users to develop applications and solutions that address specific needs in order to:

•	Accelerate customer adoption: New technologies require a provider to actively work with technology and channel partners and end-users on vertical applications that address specific needs.

•	Leverage network technology platform: Aggressively partner to build solution ecosystems to address needs that can be easily and rapidly propagated across industries, thereby growing usage.

•	Take advantage of first mover opportunities: ORBCOMM must aggressively exploit its unique assets, or risk that potential customers may find imperfect substitutes over time with applications that have some fit, embedding those solutions in their business operations with high switching costs.

•	Minimize difficulties of current economic environment: Need to architect turnkey solutions that do not require IT project development within customer environment that are deployable in the current year with variable costs and very near term payback. Otherwise it is difficult to get adopted in normal corporate budgeting (particularly for large OEMs).

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Case Study: Commercial Transport

Today, Commercial Transport generates low ARPUs from basic services such as position reporting. By focusing more on the end-user and both directly and working with VARs to implement additional services, ORBCOMM can substantially ramp revenues through increased usage, something that may not happen as quickly if left to channel partners and customers to pursue.

Benefits:

•	Deeper penetration within current customer base

•	Expansion to new customers

•	Additional applications dramatically increase margins

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Case Study: Heavy Equipment

Similarly, heavy equipment usage has substantial potential for increased ARPUs through more active customer engagement, as well as to ensure that un-activated subscriber units are not shipped again (as reported in 3Q 08 results).

Benefits:

•	Deeper penetration within current customer base

•	Expansion to new customers

•	Additional applications dramatically increase margins

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Case Study: Automated Identification System

ORBCOMM’s new capability to receive signals from the 68,000 ships equipped with the Automatic Identification System (AIS)[1] represents another opportunity to realize substantial growth. Compelling applications that make use of this data must be developed to realize full value from it.

1 As required by the International Maritime Organization (IMO) Safety
of Life at Sea (SOLAS) Agreement for ships over 300 tons

Unlocking Value from a Uniquely Positioned But Under-Managed Asset	27

Case Study: Automated Identification System

Today, ships are monitored solely from ship or shore-based locations. Even the largest provider, Lloyd’s Maritime Information Unit, does so from 6,900 ports and terminals.

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Case Study: Automated Identification System Potential

ORBCOMM has the potential to surpass all of today’s AIS data providers with truly global seamless AIS data coverage, including offshore, opening huge additional market potential - particularly as the number of AIS capable satellites grows beyond the current 5 with network replenishment. However, more active engagement of customers and a focus on creating applications that drive demand will be required in order to realize the potential opportunities such as:

•	Selling individual subscriptions to AIS monitoring (Lloyds' current pricing $1,200 - $15,000 per year)

•	Contract with US Coast Guard to monitor all ships approaching US (80,000 port calls per year)

•	Provide AIS data to US Military to integrate with intelligence data for planning, logistics and operational tracking (will likely require a backup to the Network Control Center)

•	Contracts with other governments for security, safety and tracking (subject to US Government approval)

•	Integration with ORBCOMM subscriber communicators on shipping containers to provide container security and tracking services for US ports

•	Information and asset tracking services to oil tanker fleets, fishing fleets, passenger shipping companies, etc.

Unlocking Value from a Uniquely Positioned But Under-Managed Asset	29

Company’s Ability to Fully Finance Second Generation of Satellites is Questionable

We believe that investors are concerned regarding the Company’s ability to fund the deployment of its second generation satellites in a timely fashion, and as a result the stock trades with an overhang.

(1)	$117 million contract with Sierra Nevada Corp., less estimated $24.6 million spent to date (as of 12/31/08, per 10-K)
(2)	Launch costs based on $50-60 million estimate from management (UBS conference), plus $5 million maint./ ground stations costs estimate
(3)	Based on Oppenheimer research report dated 3/16/2009 for 2009E-11E, 2012E extrapolated

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Without Rapidly Accelerating EBITDA, Cash Depleted in 2011

Management has stated its willingness to defer the launch schedule in order to conserve cash.

($ millions)	2009E	2010E	2011E	2012E	Cumulative

Illustrative P&L and Operating Cash Flow
Total Revenue	$38.2	$44.2	$54.7	$68.4
% Growth	27%	16%	24%	25%
Operating Income	(4.5)	(1.0)	4.9	9.8
Depr & Amort	6.2	6.2	6.2	6.3
Non-Cash Stock Comp	4.0	4.0	4.0	4.0

Adjusted EBITDA	5.7	9.2	15.1	20.1	$50.0
% Adjusted EBITDA margin	14.9%	20.8%	27.5%	29.4%
Interest Income	0.7	1.1	0.4	-
Other Income	0.2	0.2	0.2	0.2
Interest Expense	(0.2)	(0.2)	(0.2)	(0.2)
Minority Interest	(0.6)	(0.6)	(0.6)	(0.6)

Operating Cash Flow	$5.8	$9.7	$14.9	$19.5	$49.9

Funding Capacity Roll-forward
Beginning Cash (Net)	$79.8	$55.6	$28.3	($16.8)
Plus: Operating Cash Flow	5.8	9.7	14.9	19.5	$49.9
Less: Estimated CAPEX (1)	(30.0)	(37.0)	(60.0)	(30.0)	($157.0)

Ending Cash (Net)	$55.6	$28.3	($16.8)	($27.3)

Note: 2009E-2011E per Oppenheimer Research dated 3/16/2009, 2012E subjectively extrapolated (1) Based on management guidance given at Raymond James conference

We believe at least $25 million new capital is needed to provide certainty regarding funding the deployment of the second generation of satellites in a timely fashion.

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Why You Should Vote For Our Nominees

•	The Chairman and CEO have presided over substantial underperformance and value destruction
•	Consistently disappointed on growth objectives due to a flawed strategy and ineffective execution
•	Share price down 88% since the IPO and 77% since Marc Eisenberg appointed CEO
•	Manifestly inappropriate and unacceptable conflict of interest in Chairman and CEO relationship

•	Our two nominees, Michael Miron and Steven Chrust, would bring to ORBCOMM substantial relevant experience and proven talent
•	Entrepreneurial approach, fresh perspectives, relevant operational experience
•	Commitment to remedy the Company’s failed strategies and stagnating financial performance and to deliver results and increase value for all shareholders
•	Representation for all shareholders

•	We believe our action plan and our nominees’ proven ability to execute will set ORBCOMM back on a path of strong, profitable growth thereby unlocking value from its uniquely positioned assets for the benefit of all shareholders
•	Senior management team enhanced with new talent
•	New growth strategy aggressively focusing on end-user engagement and applications development
•	Raise capital to ensure adequate funding for second generation satellite network and allay investor concerns

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We thank you for your time
Committee to Realize Value for ORBCOMM

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